UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

Commission File Number: 001-39896

PLAYTIKA HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3634591
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

c/o Playtika Ltd.
HaChoshlim St 8
Herzliya Pituach, Israel
972-73-316-3251
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Playtika Holding Corp. (“Playtika”) was held on June 11, 2024.

All of the nominees for director listed in Proposal 1 in Playtika’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 16, 2024 (the “Proxy Statement”), were elected to serve on Playtika’s board of directors by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Antokol	243,431,547	737,454	6,063,713
Marc Beilinson	231,089,743	13,068,550	6,074,421
Hong Du	236,255,137	7,914,242	6,063,335
Dana Gross	241,793,772	1,956,474	6,482,468
Tian Lin	242,276,238	1,474,008	6,482,468
Bing Yuan	216,661,998	27,077,163	6,493,553

Proposal 2 in the Proxy Statement, a proposal to ratify the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as Playtika’s independent registered public accounting firm for the year ending December 31, 2024, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
249,584,601	497,655	150,458	0

Proposal 3 in the Proxy Statement, a proposal to approve, on an advisory (non-binding) basis, the compensation of Playtika’s named executive officers as described in the Proxy Statement, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
206,364,732	37,673,101	131,546	6,063,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLAYTIKA HOLDING CORP.
Registrant

By:	/s/ Craig Abrahams
Craig Abrahams
President and Chief Financial Officer
Dated as of June 11, 2024